                                                                       EXHIBIT A





            The table below sets forth the name, residence address and present principal occupation and address of employment of the executive officers, directors and controlling persons of Roper Operations, Inc. and Roper Family Properties, Ltd.

                                                   Present Position with Roper
                                                    Operations, Inc and Roper        Present Principal Occupation
Name and Business Address        Citizenship         Family Properties, Ltd.           and Address of Employment
-------------------------        -----------       -----------------------------     ------------------------------
Patricia R. Elledge                      U.S.       Director, Vice President and     Ms. Elledge is the Chief
4607 W. Industrial                                  Stockholder of Roper             Financial Officer, Controller,
Midland, Texas 79703                                Operations, Inc.; Limited        Treasurer and Assistant
                                                    Partner of Roper Family          Secretary of TMBR/Sharp
                                                    Properties, Ltd.                 Drilling, Inc. The address of
                                                                                     TMBR/Sharp Drilling is 4607 W.
                                                                                     Industrial, Midland, Texas
                                                                                     79703

J. Mark Roper                            U.S.       Director, President and          President of Roper
2409 Never Bend Cove                                Stockholder of Roper             Homebuilding, Inc. d/b/a Roper
Austin, Texas 78746                                 Operations, Inc.; Limited        Interests. The address of
                                                    Partner of Roper Family          Roper Interests is 8140 N.
                                                    Properties, Ltd.                 Mopac, II-240, Austin, Texas
                                                                                     78759

Jeanie Elisabeth Cornelius               U.S.       Director and Stockholder of      School teacher, Weatherford,
1422 Old Brock Road                                 Roper Operations, Inc.;          Texas. The address of Ms.
Weatherford, Texas 76088                            Limited Partner of Roper         Cornelius' employment is
                                                    Family Properties, Ltd.          Weatherford High School, 1007
                                                                                     South Main, Weatherford, Texas
                                                                                     76088.

Judy Kathleen Roper                      U.S.       Director and Stockholder of      Employee at TMBR/Sharp
4607 W. Industrial                                  Roper Operations, Inc.;          Drilling, Inc. The address of
Midland, Texas 79703                                Limited Partner of Roper         TMBR/Sharp Drilling is 4607 W.
                                                    Family Properties, Ltd.          Industrial, Midland, Texas
                                                                                     79703

         The independent executor of the Estate of Joe G. Roper is J. Mark Roper. The address of J. Mark Roper is 2409 Never Bend Cove, Austin, Texas 78746.